
<ARTICLE>    5
<LEGEND>    This schedule contains summary financial information  extracted from Sterling Drilling Fund 1983-2 second quarter 2000 10Q and is qualified in its entirety by reference to such fiancial statements.

<PERIOD-TYPE>                                          6-MOS
<PERIOD-START>                                   Jan-01-2000
<FISCAL-YEAR-END>                                Dec-31-2000
<PERIOD-END>                                     Jun-30-2000
<CASH>                                                53,797
<SECURITIES>                                               0
<RECEIVABLES>                                         55,341
<ALLOWANCES>                                               0
<INVENTORY>                                                0
<CURRENT-ASSETS>                                     109,138
<PP&E>                                            13,486,344
<DEPRECIATION>                                  (12,367,933)
<TOTAL-ASSETS>                                     1,227,549
<CURRENT-LIABILITIES>                                      0
<BONDS>                                                    0
<PREFERRED-MANDATORY>                                      0
<PREFERRED>                                                0
<COMMON>                                                   0
<OTHER-SE>                                         1,227,549<F1>
<TOTAL-LIABILITY-AND-EQUITY>                       1,227,549
<SALES>                                              276,998<F2>
<TOTAL-REVENUES>                                     276,998
<CGS>                                                222,480
<TOTAL-COSTS>                                        222,480
<OTHER-EXPENSES>                                           0
<LOSS-PROVISION>                                           0
<INTEREST-EXPENSE>                                         0
<INCOME-PRETAX>                                            0
<INCOME-TAX>                                               0
<INCOME-CONTINUING>                                        0
<DISCONTINUED>                                             0
<EXTRAORDINARY>                                            0
<CHANGES>                                                  0
<NET-INCOME>                                          54,518
<EPS-BASIC>                                             2.37<F3>
<EPS-DILUTED>                                              0

<F1> Other se includes total partners' euity
<F2> Sales includes $2,115 of interest income.
<F3> The total partnership income was allocated by class of partner.  The limited partner class of income was divided by the total number of limited partner units of 15,697.

